UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FORTRESS VALUE ACQUISITION CORP. V

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1901881
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-293340

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Class A ordinary shares, par value $0.0001 per share, of Fortress Value Acquisition Corp. V (the “Registrant”). The description of the Class A ordinary shares set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-293340), originally filed with the Securities and Exchange Commission on February 10, 2026, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FORTRESS VALUE ACQUISITION CORP. V

Date: February 25, 2026	By:	/s/ John Konawalik
	Name:	John Konawalik
	Title:	Chief Financial Officer

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